Exhibit 99.1

                Certification Pursuant to 18 U.S.C. Section 1350,
                      as Adopted Pursuant to Section 906 of
                         the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Sun Network Group, Inc. (the "Company") on Form 10-Q and 10-Q/A Amendment No.1 for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Thatch Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:    May 8, 2003             /S/ T. Joseph Coleman

                                 T. Joseph Coleman
                                 Chief Executive Officer,
                                 President and Director
                                 (Principal Executive Officer)